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Exhibit (2) (c)
                            CERTIFICATE OF AMENDMENT
                                       TO
                                     BY-LAWS
                                       OF
                  UBS PAINEWEBBER MUNICIPAL MONEY MARKET SERIES

         The undersigned, being Vice President and Secretary of UBS PaineWebber Municipal Money Market Series (the "Trust"), hereby certifies that the Trustees of the Trust duly adopted resolutions which amend the By-Laws of the Trust dated September 14, 1990, as amended (the "By-Laws"), in the manner provided in the By-Laws, at a meeting held on May 8, 2003, and that the amendment becomes effective June 9, 2003, as follows:

                  Trust Name

                  The name of the Trust is changed from "UBS PaineWebber Municipal Money Market Series" to "UBS Municipal Money Market Series" effective June 9, 2003.



Dated: June 3, 2003
                                             By:    /s/ Amy R. Doberman
                                                    ----------------------------
                                             Name:  Amy R. Doberman
                                             Title: Vice President and Secretary


New York, New York (ss)

On this 3rd day of June, 2003, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


                                             /s/ Evelyn De Simone
                                             ---------------------------
                                                 Notary Public